UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

New Jersey and North Carolina

On November 9, 2007, our indirect wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., closed on the purchase of hotels located in Somerset, New Jersey and Greensboro, North Carolina. The hotels acquired by our purchasing subsidiary are a Courtyard by Marriott® containing 162 guest rooms and a SpringHill Suites® containing 82 guest rooms. The Courtyard by Marriott® located in Somerset’ New Jersey had a purchase price of $16,000,000. The SpringHill Suites® located in Greensboro, North Carolina had a purchase price of $8,000,000. The sellers are affiliated with each other but have no material relationship with us or our subsidiaries, other than through the purchase contract.

The purchase price for each hotel was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

As a result of the closings described above, a total of two closings have occurred under a purchase contract executed on September 4, 2007 for the potential purchase of eight hotels. Additional information regarding the purchase contract, the two hotels listed above and the remaining six hotels is set forth in our Form 8-K dated September 4, 2007 and filed with the Securities and Exchange Commission on September 7, 2007, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the purchase contract.

Item 9.01.	Financial Statements and Exhibits

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

November 13, 2007